Exhibit 10(AC)(1)

                          AMENDED AND RESTATED

                         STOCKHOLDERS AGREEMENT

            AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the "Agreement") dated as of September 3, 1998, between PLAYTEX PRODUCTS, INC., a Delaware corporation (the "Company"), and RCBA PLAYTEX, L.P., a Delaware limited partnership (the "Principal Stockholder") and RCBA Strategic Partners, L.P., a Delaware limited partnership (the "Fund").

                                RECITALS

            WHEREAS, J.W. Childs Equity Partners, L.P. (the "Seller") and the Principal Stockholder are parties to a Stock Purchase Agreement, dated as of June 1, 1998 (the "Purchase Agreement"), pursuant to which the Principal Stockholder has purchased from the Seller, an aggregate 6,000,000 shares (the "Purchased Shares") of common stock of the Company, par value $.01 ("Common Stock"); and

            WHEREAS, upon the Closing (as defined in the Purchase Agreement, referred to herein as the "Effective Date"), the Principal Stockholder held, in aggregate, 11,758,700 shares of the Common Stock (the "Shares");

            WHEREAS, subsequent to the Closing, the Fund intends to acquire shares of Common Stock (the "Fund Shares");

            WHEREAS, the Company and the Principal Stockholder are parties to a Stockholders Agreement dated June 1, 1998 (the "Original Agreement");
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            WHEREAS, the Company, the Principal Stockholder and the Fund desire that the Fund become a party to the Original Agreement and that the Original Agreement be amended as provided in this Agreement;

            NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1 Definitions.The following terms, whenever used herein, shall have the following meanings for all purposes of this Agreement.

            "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            An "Affiliate" of, or a person "affiliated" with, a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

            "By-Laws" means the by-laws of the Company.
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                                                                               3


            "By-Laws Amendment" means the proposed amendment to the By-Laws in the form attached as Exhibit A hereto.

            "Transfer" or "Transferred" means, in relation to any share of Common Stock, any sale, assignment, transfer or disposition by gift or otherwise, including without limitation, any distribution in liquidation or otherwise by a corporation or partnership; provided, however, that "Transfer" does not mean, with respect to any such share of Common Stock, any pledge, mortgage, hypothecation or grant of a security interest therein.

            "Person" means any individual, firm, corporation, partnership, limited liability company or partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                               ARTICLE II

                               DIRECTORS

            2.1 Increase in the Size of the Board of Directors. The Company hereby agrees that it will upon or immediately following the Effective Date (i) increase the size of its Board of Directors (the "Board") to a number necessary to effect clause (ii) of this Section 2.1, and (ii) cause two of the vacancies thus created (or created by resignation) to be filled by Richard C. Blum and Jeffrey W. Ubben.
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            2.2 Nomination of Designated Directors. The Company hereby agrees that for so long as the Principal Stockholder and the Fund own, in the aggregate, at least 11% of the outstanding shares of Common Stock, the Company will use its best efforts to ensure that, following any vote for the election of directors of the Company at a stockholders' meeting or otherwise, two directors (each a "Designated Director") (one designated by the Principal Stockholder and the other by the Fund) are members of the Board, provided, that (i) one Designated Director is either Jeffrey W. Ubben or N. Colin Lind for so long as he is an employee, officer, director, member or partner of the Principal Stockholder or any of its Affiliates, (ii) any other Designated Director shall be approved by a majority of the members of the Board who are either Purchaser Directors (as defined in the By-Laws) or officers of the Company (which such consent shall not be unreasonably withheld), and (iii) that the proposed Designated Directors are nominated in accordance with the By-Laws.

            2.3 Stockholder Meeting; Proxy Material; By-Laws Amendment. The Company shall cause proxies of its stockholders to be solicited, in accordance with the By-Laws and the 1934 Act, for the purpose of voting for the adoption of the By-Laws Amendment (the "Stockholder Meeting") at the annual meeting of the Company's stockholders to be held in 1999 (the "Stockholders Meeting"). In connection with the Stockholders Meeting, the Company: (A) shall prepare and file with the Securities and Exchange Commission (the "SEC") in accordance with the 1934 Act an information statement relating to the By-Laws Amendment (the "Information Statement"), use all reasonable efforts to have the Information Statement and/or any amendment or
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                                                                               5


supplement thereto cleared by the SEC and thereafter mail to its stockholders, as promptly as practicable following such clearance, the Information Statement;
(B) shall use its reasonable best efforts to obtain the necessary approvals by its stockholders for the adoption of the By-Laws Amendment (unless the Board shall have determined in good faith, based upon advice of outside counsel, that taking such actions would be inconsistent with the Board's fiduciary duties under applicable law); and (C) shall otherwise comply with all legal requirements applicable to the Stockholders Meeting. The Company shall make available to the Principal Stockholder prior to the filing thereof with the SEC copies of the preliminary Information Statement and any amendments or supplements thereto and shall make any changes therein reasonably requested by the Principal Stockholder insofar as such changes relate to any matters relating to the Principal Stockholder.

            2.4 Voting for Directors. For so long as the Principal Stockholder and the Fund own, in the aggregate, at least 11% of the outstanding shares of Common Stock, each of the Principal Stockholder and the Fund agrees that it shall vote (and shall cause each of its Affiliates owning, directly or indirectly, any shares of Common Stock to vote) all the shares of Common Stock owned directly or indirectly by it or such Affiliate in favor of all the persons nominated by the Board in accordance with the Amended By-Laws; provided this
Section 2.4 shall terminate upon the tenth anniversary of the Effective Date.
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                                                                               6


                                   ARTICLE III

                             TRANSFERS OF SECURITIES

            3.1 Restrictions on Transfer of Company Common Stock. The Principal Stockholder agrees that, from the Effective Date to the date 364 days after the Effective Date, it shall not (i) Transfer any of the Purchased Shares, by distribution or otherwise, to any of its shareholders, partners, members or owners (in each case other than Affiliates), (ii) sell any of the Purchased Shares pursuant to Rule 144 under the 1933 Act.

            3.2 Transfers Subject to Compliance with Securities Laws. After the Effective Date, no Shares may be Transferred by the Principal Stockholder (other than pursuant to an effective registration statement under the 1933 Act) unless such Principal Stockholder first delivers to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the 1933 Act.

            3.3 Certificates for Shares To Bear Legends. (A) After the Effective Date, so long as the Purchased Shares are not sold pursuant to an effective registration statement under the 1933 Act or pursuant to Rule 144 under the 1933 Act, the Purchased Shares shall be subject to a stop-transfer order and the certificates therefor shall bear the following legend by which each holder thereof shall be bound:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED
            OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
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                                                                               7


            SECURITIES ACT OF 1933, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER."

                        (B) So long as the Purchased Shares are subject to the terms and conditions of Section 3.1, the Purchased Shares shall be subject to a stop-transfer order and the certificates shall bear the following legend:

            "UNTIL JUNE 1, 1999, THE SALE OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO RESTRICTIONS WHICH ARE CONTAINED IN A STOCKHOLDERS AGREEMENT DATED AS OF JUNE [1], 1998, A COPY OF WHICH IS ON FILE WITH THE ISSUER OF THESE SHARES AND WILL BE FURNISHED BY THE ISSUER OF THESE SHARES TO THE STOCKHOLDER ON REQUEST AND WITHOUT CHARGE."

                        (C) After the termination of the legend requirements
of either Section 3.3(A) or Section 3.3(B), the Company shall, upon the written request of the holders of the Shares and receipt by the Company of evidence reasonably satisfactory to it that such requirement has terminated (including, with respect to the legend required by the Section 3.3(A), a written opinion of counsel), issue certificates for such Shares that do not bear all or part of the legend described in Section 3.3(A) or Section 3.3(B), as the case may be, and release the applicable stop-transfer order.
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                                                                               8


                                   ARTICLE IV

                            RESTRICTIONS ON PURCHASE

            4.1 Restricted Purchases. From the Effective Date through the fifth anniversary of the Effective Date, the Principal Stockholder agrees that it will not, nor will it permit any of its Affiliates to, directly or indirectly, take any action, including, without limitation, to acquire, offer to acquire, or agree to acquire, by purchase or otherwise, any shares of Common Stock (or any options, warrants, convertible securities, or other rights to purchase or subscribe for Common Stock), if immediately thereafter the number of shares of Common Stock (including, for this purpose, shares of Common Stock issuable pursuant to any options, warrants, convertible securities, or other rights to purchase or subscribe for Common Stock) beneficially owned (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) by the Principal Stockholder and its Affiliates (including, the Fund) exceeds the sum of (i) the number of Shares as of the Effective Date (the "Effective Date Shares") plus
(ii) 2,000,000 (in the case of each of clause (i) and (ii), as adjusted for stock splits, combination of stock, stock dividends or similar recapitalizations by the Company), provided however that nothing in this Section 4.1 shall prohibit the Principal Stockholder or any of its Affiliates from acquiring any Common Stock in accordance with the provisions of Section 4.2 below.

            4.2 Preemptive Rights.

                  (a) From and after the Effective Date, except as provided below, the Company shall not issue, sell or transfer or allow any of its subsidiaries to
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issue, sell or transfer any Common Stock (or any options, warrants, convertible securities, or other rights to purchase or subscribe for Common Stock) (collectively, the "Offered Securities") unless the Principal Stockholder is offered in writing the right to purchase, at the same price and on the same terms proposed to be issued and sold, a portion of the Offered Securities (the "Stated Percentage") equal to the product of (i) the total number of Offered Securities multiplied by (ii) a fraction, the numerator of which is the lesser of (x) the number of Effective Date Shares or (y) the number of shares of Common Stock then owned by the Principal Stockholder and the denominator of which is the total number of the then outstanding shares of Common Stock, computed on a fully diluted basis (the "Preemptive Rights"). If the Offered Securities are being issued in connection with the issuance of any other securities, or incurrence of any debt, by the Company ("Other Securities or Debt"), the Principal Stockholder shall be required to purchase its Stated Percentage of such Other Securities or Debt in order to exercise its Preemptive Rights. The Principal Stockholder shall have the right, during the period specified in
Section 4.2(b), to accept the offer for any or all of their portion of the Offered Securities.

                  (b) If Principal Stockholder does not deliver to the Company written notice of acceptance of any offer made pursuant to Section 4.2(a) within 10 business days after the Principal Stockholder's receipt of such offer shall be deemed to have waived its right to purchase the Offered Securities which are the subject of such offer (including, if the Offered Securities include convertible securities, options, or other rights to acquire other securities, such other securities.)
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                  (c) Section 4.2 (a) shall not apply to (i) the grant of
options to purchase Common Stock, or the issuance of shares of Common Stock, to employees of the Company or any of its subsidiaries, (ii) shares of Common Stock issuable upon exercise of any option, warrant, convertible security or other rights to purchase or subscribe for Common Stock which, in each case, had been issued in compliance with Section 4.2(a) or under Section 4.2(c)(i), (iii) securities issued pursuant to any stock split, combination of stock, stock dividend or other similar stock recapitalization, (iv) shares of Common Stock issued pursuant to an employee stock option or similar plan, (v) shares of Common Stock issued in connection with the acquisition of stock or assets or of any other Person, (vi) shares of Common Stock issued pursuant to any registered public offering under the 1933 Act, or (vii) any issuance of Offered Securities occurring after the Principal Shareholder owns less than 11% of the outstanding shares of Common Stock.

                                    ARTICLE V

                                  MISCELLANEOUS

            5.1 Amendment. This Agreement may be altered or amended only with the consent of the Company, the Principal Stockholder and the Fund.

            5.2 Specific Performance. The parties recognize that the obligations imposed on them in this Agreement are special, unique and of extraordinary character, and that in the event of breach by any party, damages will be an insufficient remedy; consequently, it is agreed that the parties hereto may have specific performance (in
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addition to damages) as a remedy for the enforcement hereof, without proving damages.

            5.3 Assignment. Except as other provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the Company and the Principal Stockholder except that the Company may assign its rights herein to any successor to all or substantially all its assets (by merger or otherwise). Any assignment of rights hereunder shall be coupled with the assumption by the assignee of all of the obligations of the assignor hereunder and shall thereby relieve such assignor of such obligations. Any purported assignment made in violation of this Section 6.3 shall be void and of no force and effect.

            5.4 Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing and deemed received when delivered by overnight courier or hand delivery, or when sent by facsimile transmission which shall be addressed, or sent, as follows:

            If to the Company, to it at:

                  Playtex Products, Inc.
                  300 Nyala Farms Road
                  Westport, Connecticut 06880
                  Attention: Michael R. Gallagher,
                             Chief Executive Officer
                  Telecopier: (203) 341-4260
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                  with a copy to:

                  Haas Wheat & Partners Incorporated
                  300 Crescent Court
                  Suite 700
                  Dallas, Texas 75201
                  Attention:    Robert B. Haas
                  Telecopier:  (214) 871-8364

                  and another copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Attention:  Robert M. Hirsh, Esq.
                  Telecopier: (212) 373-2159

            If to the Principal Stockholder or the Fund, to:

                  Richard C. Blum & Associates, L.P.
                  909 Montgomery Street, Suite 400
                  San Francisco, California 94133
                  Attention:  Murray A. Indick, Esq.
                  Telecopier: (415) 434-3130

                  With a copy to:

                  Wilmer, Cutler & Pickering
                  2445 M Street, N.W.
                  Washington, D.C.  20037
                  Attention:  Michael R. Klein, Esq.
                  Telecopier: (202) 663-6363

            5.5 Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto.
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            5.6 Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

            5.7 Choice of Law. This Agreement shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws.

            5.8 Entire Agreement. This Agreement, the Stock Purchase Agreement and the Registration Rights Agreement contain the entire understanding of the parties hereto respecting the subject matter hereof and thereof and supersede all prior agreements, discussions, and understandings with respect to such subject matters.
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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                             PLAYTEX PRODUCTS, INC.

                             By: /s/ Michael F. Goss
                                -----------------------------------
                                Name:  Michael F. Goss
                                Title: Executive Vice President
                                       Chief Financial Officer


                             RCBA PLAYTEX, L.P.

                             By: /s/ Jeffrey W. Ubben
                                -----------------------------------
                                Name: Jeffrey W. Ubben
                                Title:


                             RCBA STRATEGIC PARTNERS, L.P.

                             By: /s/ Jeffrey W. Ubben
                                -----------------------------------
                                Name:  Jeffrey W. Ubben
                                Title:
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                                                                              15


                              FORM OF AMENDMENT TO
                           THE BY-LAWS OF THE COMPANY

      A. The existing Section 15(b)B shall be replaced in its entirety to read as follows:

                  "(B) From the Effective Date until the earlier of (1) the date upon which the Principal Stockholder holds, in the aggregate, less than 11% of the outstanding shares of common stock of the Company or
            (2) the tenth anniversary of the Effective Date, two of the Non-Purchaser Directors shall be Designated Directors, provided, that (1) one Designated Director is either Jeffrey W. Ubben or N. Colin Lind for so long as he is an employee, officer, director, member or partner of the Principal Stockholder or any of its Affiliates, and (2) any other Designated Director shall be approved by a majority of the members of the Board who are either Purchaser Directors or officers of the Company, which approval shall not be unreasonably withheld. The "Effective Date" shall have the meaning given to that term in the Amended and Restated Stockholders Agreement, dated as of September 3, 1998, among the Company, and RCBA PLAYTEX, L.P. (the "Principal Stockholder") and RCBA Strategic Partners, L.P. (the "Fund"). The "Designated Directors" means one Director designated by the Principal Stockholder and one Director designated by the Fund."